UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition

On October 10, 2008, CIBER, Inc. (the “Company” or “we”) affirmed its outlook guidance for GAAP EPS for its third quarter 2008 preliminary unaudited financial results that the Company provided in a press release and Current Report on Form 8-K on July 24, 2008.  The Company believes that revenue for this period will be between $295-300 million in large part because the recent strength in the U.S. dollar leads to decreased non-U.S. revenue as it is converted into U.S. dollars.

Item 8.01         Other Events

On September 22, 2008, CIBER announced that it had entered into a letter of intent to acquire Iteamic Pvt. Ltd. (“Iteamic”) of Bangalore, India, for approximately $9.5 million in cash, plus up to an additional $0.5 million in cash under certain circumstances, subject to the execution of a definitive agreement, completion of due diligence, and other customary closing conditions.  Iteamic is a Bangalore-based IT services company providing integrated business and technology solutions to established and emerging companies in the United States, Europe and Asia.   Iteamic provides IT services across several industries including the financial services and education sectors.

On September 24, 2008, CIBER entered into a Consent and Amendment (the “Consent”) relating to that certain Revolving Credit Agreement, by and between CIBER, as borrower, Wells Fargo Bank N.A., as administrative agent, and the other lender parties thereto, dated February 11, 2008 (the “Credit Agreement”).  The Credit Agreement restricts the ability of the Company to enter into certain acquisition transactions.  The Consent requires CIBER to only use the proceeds from an equity offering to pay the cash portion of the purchase price of the acquisition referenced above and one being negotiated in Europe. This summary of the Consent is qualified in its entirety by reference to the Consent filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.  Given current market conditions there can be no assurance that either acquisition or an equity offering will be completed on a timely basis.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

99.1

Consent and Amendment, dated as of September 24, 2008, by and among CIBER, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, N.A. as administrative agent, relating to the Credit Agreement dated as of February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date:	October 10, 2008	By:	/s/ Peter H. Cheesbrough
		Name:	Peter H. Cheesbrough
Title: Chief Financial Officer, Executive Vice
President and Treasurer